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                                           Exhibit 99.1

Contact:  Stewart Kasen                    Carol Travis
          Factory Card Outlet              Factory Card Outlet
          CEO and President                Vice President/Secretary
          (630) 579-2727                   (630) 579-2288



                                           FOR IMMEDIATE RELEASE
                                           ---------------------


                   FACTORY CARD OUTLET ANNOUNCES RESIGNATION
                   -----------------------------------------
                           OF VICE PRESIDENT/FINANCE
                           -------------------------


NAPERVILLE, IL, December 7, 1998 --- Factory Card Outlet Corp. (NASDAQ:FCPY) announced today Thomas W. Stoltz, the Company's Vice President, Finance, will resign effective December 11, 1998 to pursue another job opportunity. The Company has hired Frederick G. Kraegel to perform the responsibilities of Chief Financial Officer on an interim basis while the Company explores a potential replacement for Mr. Stoltz.

Stewart M. Kasen, the Company's Chairman, President and Chief Executive Officer, said "We are pleased to have Fred Kraegel join our team. Fred most recently was President of First North American National Bank, a subsidiary of Circuit City Stores, Inc., and he has held senior finance positions at Best Products Co., Inc. and P.A. Bergner & Co. (now Carson Pirie Scott & Co.)"

Factory Card Outlet is a chain of company-owned superstores offering a vast assortment of party supplies, greeting cards, gift wrap and other special occasion merchandise at everyday value prices. The Company currently operates 213 company-owned stores in 23 states.